Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AND

SECURITY AGREEMENT, JOINDER AND WAIVER

This Seventh Amendment to Loan and Security Agreement, Joinder and Waiver (“Amendment”) is entered into as of November 5, 2012, between COMERICA BANK (“Bank”) and BAZAARVOICE, INC., a Delaware corporation (“Parent”), POWERREVIEWS, LLC, a Delaware limited liability company (“PowerReviews”), and LONGBOARD MEDIA, INC., a Delaware corporation (“LongBoard”, and together with Parent and PowerReviews, “Borrowers”, and each individually, a “Borrower”).

RECITALS

A. Parent, PowerReviews and Bank are parties to that Loan and Security Agreement dated July 18, 2007, as amended by that First Amendment to Loan and Security Agreement dated November 30, 2008, that Second Amendment to Loan and Security Agreement dated July 20, 2009, that Third Amendment to Loan and Security Agreement dated January 22, 2010, that Fourth Amendment to Loan and Security Agreement dated September 27, 2010, that Fifth Amendment to Loan and Security Agreement dated January 31, 2012 and that Sixth Amendment to Loan and Security Agreement and Joinder dated June 19, 2012 (as amended, “Agreement”).

B. Parent, PowerReviews and Bank are parties to that certain Prime Referenced Rate Addendum to Loan and Security Agreement dated as of January 31, 2012 (the “Interest Rate Addendum”).

C. Parent acquired LongBoard Media, Inc., a Delaware corporation, through a merger between LongBoard and Leadout Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Acquisition Co.”), with LongBoard continuing as the final surviving company of said merger and a Subsidiary of Parent and the cessation of the separate corporate existence of Acquisition Co. (“LongBoard Merger”), pursuant to the terms and conditions of that Agreement and Plan of Merger dated November 5, 2012 (“Merger Agreement”) among LongBoard, Parent, Acquisition Co., and the other parties party thereto.

D. Borrowers desire to join LongBoard as a “Borrower” under the Agreement and the Interest Rate Addendum, and otherwise amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. By execution and delivery of this Amendment, LongBoard shall, and does hereby become a party to the Agreement and the Interest Rate Addendum as a “Borrower” as if an original signatory thereto. LongBoard (a) acknowledges and agrees that it has read the Agreement, the Interest Rate Addendum and the other Loan Documents, (b) consents to all of the provisions of the Agreement, the Interest Rate Addendum and the Loan Documents relating to it, as applicable; and (c) acknowledges and agrees that this Amendment has been freely executed without duress and after an opportunity was provided to it for review of the Agreement, the Interest Rate Addendum, this Amendment and all other Loan Documents by competent legal counsel of its choice.

2. All references to “Borrower” in the Agreement, the Interest Rate Addendum and the other Loan Documents shall hereafter mean, individually and collectively, Parent, PowerReviews and LongBoard.

3. Borrowers advised Bank that they (i) maintained the Macy’s LC Collateral Account with Silicon Valley Bank in violation of Section 6.6 of the Agreement, and (ii) violated the Sixth Amendment to Loan and Security Agreement and Joinder dated June 19, 2012, by failing to deliver to Bank a lessor’s acknowledgment and subordination for Suite 600, 22 Fourth Street, San Francisco, California, within thirty days from the Sixth Amendment Date (collectively, the “Covenant Violations”). Borrowers requested that Bank waive the Covenant Violations. Bank hereby waives the Covenant Violations (the “Waiver”) This Waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement, the Obligations or any other documents executed in connection therewith, or to constitute a waiver or release by the Bank of any right, remedy or Event of Default under the Agreement, the Obligations or any other documents executed in connection therewith, except to the extent specifically set forth herein. Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by the Borrowers, or any of them, with the Agreement or any other documents executed in connection therewith, whether in the nature of an Event of Default, and whether now in existence or subsequently arising.

4. Exhibit A to the Agreement is amended by adding or amending and restating, as applicable, the following defined terms to read in their entirety as follows:

“ ‘Availability Date’ means the date on which Bank receives the Initial Audit.”

“ ‘Chief Executive Office State’ means Texas, where Borrowers’ chief executive office is located.”

“ ‘Initial Audit’ means the first completed audit of the Collateral by Bank, after the Seventh Amendment Date, the results of which are satisfactory to Bank.”

“ ‘LongBoard’ means LongBoard Media, Inc., a Delaware corporation.”

“ ‘LongBoard Contingent Obligations’ means the payment obligations and any and all indebtedness of Parent to the sellers of LongBoard pursuant to Section 2.11(c) of the LongBoard Merger Agreement.”

“ ‘LongBoard Merger Agreement’ means that certain Agreement and Plan of Merger dated November 5, 2012, among LongBoard, Parent, Acquisition Co., and the other parties party thereto.”

“ ‘Macy’s LC Collateral Account’ means the account maintained by PowerReviews with Silicon Valley Bank as set forth in the Schedule of Exceptions.”

“ ‘Seventh Amendment Date’ means November 5, 2012.”

5. The definition of “Permitted Indebtedness” set forth in Exhibit A to the Agreement is amended and restated to read in its entirety as follows:

“ ‘Permitted Indebtedness’ means:

(a)	Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)	Indebtedness disclosed in the Schedule;

(c)	Indebtedness not to exceed $500,000, in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)	Subordinated Debt;

(e)	Indebtedness to trade creditors incurred in the ordinary course of business;

(f)	Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be;

(g)	Indebtedness consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(h)	Indebtedness incurred in the ordinary course of business with respect to surety bonds and similar obligations arising in the ordinary course of business; and

(i)	LongBoard Contingent Obligations.”

6. The definition of “Permitted Investment” set forth in Exhibit A to the Agreement is amended and restated in its entirety to read as follows:

“‘Permitted Investment’ means:

(a)	Investments disclosed in the Schedule;

(b)	(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts;

(c)	Investments accepted in connection with Permitted Transfers;

(d)	Investments (i) by Borrowers or Subsidiaries in or to other Borrowers; (ii) by Foreign Subsidiaries in or to Foreign Subsidiaries; and (iii) by Borrowers or Subsidiaries in or to Subsidiaries, which are not Borrowers hereunder, in an amount not to exceed $150,000 in the aggregate in any fiscal year;

(e)	Investments not to exceed (i) $100,000 before the Qualified IPO Event and (ii) $300,000 after the Qualified IPO Event, in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(f)	Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(g)	Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(h)	Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed (i) $100,000 before the Qualified IPO Event and (ii) $1,000,000 after the Qualified IPO Event;

(i)	Investments pursuant to version 1 of Borrower’s investment policy dated January 1, 2012 (the “2012 Policy”), and any amendment or supplement to or replacement of the 2012 Policy that has been approved by Borrower’s board of directors and approved by Bank in writing; and

(j)	Other Investments not to exceed (i) $100,000 before the Qualified IPO Event and (ii) $250,000 after the Qualified IPO Event.”

“‘Permitted Liens’ means the following:

(a)	Any Liens disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b)	Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c)	Liens not to exceed (i) $100,000 before the Qualified IPO Event and (ii) $500,000 after the Qualified IPO Event, in the aggregate (i) upon or in any Equipment (other than Equipment financed by an Equipment Advance) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d)	Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e)	Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 (attachment) or 8.9 (judgments);

(f)	Non-exclusive licenses or sublicenses and (ii) exclusive licenses set forth on the Schedule granted in the ordinary course of Borrower’s business and, with respect to any licenses where Borrower is the licensee, any interest or title of a licensor or under any such license or sublicense;

(g)	Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(h)	Deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money; and

(i)	Liens in favor of other financial institutions arising in connection with Borrower’s investment accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such investment accounts.”

7. The last sentence of the definition of “Collateral” set forth in Exhibit A of the Agreement that commences “Collateral shall not include Parent’s deposit account…” is amended and restated to read in its entirety as follows:

“Collateral shall not include the Macy’s LC Collateral Account provided that such account is closed on or before January 31, 2015, and the remaining balance, if any, is transferred to a Borrower’s account at Bank.”

8. Section 2.1(b)(i) of the Agreement is amended and restated to read in its entirety as follows:

“(i) Amount. Subject to and upon the terms and conditions of this Agreement, (1) after the Availability Date, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less any amounts outstanding under the Letter of Credit/Credit Card Services Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may repay any Advances without penalty or premium.”

9. Section 6.6 of the Agreement is amended and restated to read in its entirety as follows:

“6.6 Primary Depository. Borrowers shall maintain, and shall cause each of their Subsidiaries to maintain, all of their U.S. dollar depository, operating and investment accounts held in the United States with Bank or Bank’s Affiliates governed by a control agreement satisfactory to Bank. Notwithstanding the foregoing:

(a) PowerReviews may maintain the Macy’s LC Collateral Account with Silicon Valley Bank, provided that the balance of the Macy’s LC Collateral Account does not exceed $103,713.33 at any time. Notwithstanding the foregoing, the Macy’s LC Collateral Account shall be closed on or before January 31, 2015, and the balance, if any, of such account shall be transferred to a Borrower’s account at Bank;

(b) Any Person acquired by any Borrower after July 1, 2012, in connection with a permitted Acquisition or an acquisition otherwise consented to in writing by Bank, shall be permitted to maintain accounts with financial institutions other than Bank not governed by a control agreement (each, an ‘Acquisition Legacy Account’) provided that:

(i) the balances of all Acquisition Legacy Accounts do not, individually or in the aggregate, exceed One Million Dollars ($1,000,000.00) at any time;

(ii) not later than the date that is six (6) months after the date any Person was acquired by any Borrower, all Acquisition Legacy Accounts owned by such Person are closed and the balances, if any, transferred to a Borrower’s account maintained at Bank; and

(iii) in connection with each acquisition by a Borrower, Borrowers provide, or cause to be provided, to Bank, an updated supplement to the Schedule, identifying with reasonable detail each open Acquisition Legacy Account, including, without limitation, the type, account number, balance and financial institution.

(c) So long as Borrowers maintain investment accounts with Bank or Bank’s Affiliates with an aggregate balance of at least Thirty Million Dollars ($30,000,000), Borrowers shall be permitted to maintain investment accounts with financial institutions other than Bank or Bank’s Affiliates, provided that such investment accounts are governed by control agreements in form and substance acceptable to Bank.”

10. Section 7.10 of the Agreement is amended and restated to read in its entirety as follows:

(a) “7.10 Inventory and Equipment. Store Inventory, Equipment or any Collateral having an aggregate book value in excess of $500,000.00 with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received a landlord subordination agreement, collateral access agreement or bailment waiver, executed by the landlord, warehouseman or bailee of such location, in form and detail acceptable to Bank, or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory, Equipment or other Collateral; provided, however, that the aggregate book value of all Equipment, Inventory and other Collateral at all locations not subject to the foregoing requirements shall not exceed $500,000.00 at any time. Notwithstanding the foregoing, Borrowers shall deliver to Bank landlord subordination agreements, collateral access agreements and bailment agreements, as applicable, for any Collateral location not owned by a Borrower if such location (a) contains the books and records of a Borrower, and such books and records are not moved to a location covered by such an agreement within 60 days after the applicable Borrower becomes a co-Borrower under the terms of this Agreement or (b) is located in a state that has a statutory landlord lien law. Notwithstanding the preceding sentence, Borrowers shall not be required to provide a landlord waiver to Bank for the property located at 180 N. Stetson Street, Suite 3500, Chicago, Illinois, provided that the aggregate book value of Borrowers’ assets at such location does not exceed $50,000 at any time. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory, Equipment and other Collateral only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.”

11. New Section 7.13 is added to the Agreement to read in its entirety as follows:

“7.13 LongBoard Contingent Obligations. Make, or permit any of its Subsidiaries to make, any payment on account of the LongBoard Contingent Obligations if at the time of any such payment any Event of Default has occurred and is continuing or would result after giving effect to such payment. Notwithstanding the foregoing, if are no outstanding Advances under the Revolving Line, the LongBoard Contingent Obligations may be paid without restriction.”

12. As soon as possible, but in any event within sixty (60) days after the Seventh Amendment Date, Borrowers shall move, or cause to be moved, all Borrower’s Books located at Suite 600, 22 Fourth Street, San Francisco, California, to a collateral location for which Bank has received a landlord subordination agreement, executed by the landlord, of such location, in form and detail acceptable to Bank.

13. The Schedule to the Agreement is deleted and replaced with the Schedule attached hereto.

14. Schedule 6.6 to the Agreement is hereby deleted from the Agreement.

15. Exhibit D to the Agreement is deleted and replaced with Exhibit D attached hereto.

16. Exhibit E to the Agreement is deleted and replaced with Exhibit E attached hereto.

17. Notwithstanding anything to the contrary in the Agreement, LongBoard shall have until January     , 2013 to provide Bank evidence of insurance in compliance with Section 6.5 of the Agreement.

18. [Intentionally Omitted.]

19. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by any Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

20. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

21. Each Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that any Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to any Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise. EACH BORROWER WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH STATES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

22. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that, except as set forth in paragraph 3 above, no Event of Default has occurred and is continuing.

23. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, executed by Borrowers;

(b)	a certificate of Parent, PowerReviews and LongBoard with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment and the Loan Documents to which it is a party;

(c)	copies of LongBoard’s and Acquisition Co.’s corporate documents, including, without limitation, certificates of incorporation, bylaws and certificates of good standing;

(d)	a financing statement (Form UCC-1) naming LongBoard as debtor;

(e)	an intellectual property security agreement, executed by LongBoard;

(f)	an Agreement to Furnish Insurance, executed by LongBoard;

(g)	current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(h)	evidence satisfactory to Bank that the LongBoard Merger has been consummated;

(i)	executed copies of all of the documents executed in connection with the LongBoard Merger;

(j)	all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(k)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

24. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Seventh Amendment to Loan and Security Agreement, Joinder and Waiver as of the first date above written.

BAZAARVOICE, INC., a Delaware corporation

By:	/s/ Stephen Collins

Name:	Stephen R. Collins

Title:	President, CEO and CFO

POWERREVIEWS, LLC, a Delaware limited liability company

By:	/s/ Stephen Collins

Name:	Stephen R. Collins

Title:	President and Secretary

LONGBOARD MEDIA, INC., a Delaware corporation

By:	/s/ Stephen Collins

Name:	Stephen R. Collins

Title:	President and Secretary

COMERICA BANK

By:	/s/ Stephen Bitter

Name:	Stephen Bitter

Title:	Vice President

[Signature Page to Seventh Amendment to Loan and Security Agreement, Joinder and Waiver (1233485)]

EXHIBIT D

Form of Borrowing Base Certificate

Borrowers: BAZAARVOICE, INC. POWERREVIEWS, LLC LONGBOARD MEDIA, INC.		Bank: Comerica Bank Technology & Life Sciences Division Loan Analysis Department 300 W. Sixth St., Suite 1300 Austin, TX 78701 Fax: (512) 427-7178
Commitment Amount:	$30,000,000.00	Email: tlstxcompliance@comerica.com

ELIGIBLE MONTHLY SERVICE FEES

1.	Total Monthly Recurring Service Fees	$
2.	Ineligible Monthly Recurring Service Fees	$
3.	TOTAL ELIGIBLE MONTHLY SERVICE FEES (#1 minus #2 multiplied by %*)	$

BALANCES

4.	Maximum Loan Amount	$30,000,000.00
5.	Total Funds Available (the lesser of #3 or #4)	$
6.	Outstanding under Sublimits (Letter of Credit/Credit Card Services Sublimit)	$
7.	Present balance outstanding on Line of Credit	$
8.	Reserve Position (#5 minus #6 and #7)	$

*	Insert applicable Renewal Rate Ratio

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:

BANK USE ONLY

Rec’d By:
Date:
Reviewed By:
Date:

Authorized Signer

Exhibit D – Page 1

EXHIBIT E

Form of Compliance Certificate

Please send all Required Reporting to:		Comerica Bank Technology & Life Sciences Division Loan Analysis Department 300 W. Sixth St., Suite 1300 Austin, TX 78701 Fax: (512) 427-7178
From:	BAZAARVOICE, INC. POWERREVIEWS, LLC LONGBOARD MEDIA, INC.	Email: tlstxcompliance@comerica.com

The undersigned authorized Officers of Bazaarvoice, Inc., PowerReviews, LLC and LongBoard Media, Inc. (individually and collectively, “Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                                  with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared F/S	Monthly, within 45 days	YES	NO
Compliance Certificate	Monthly, within 45 days	YES	NO
CPA Audits, Unqualified F/S	Annually, within 150 days of FYE	YES	NO
Board Approved Projections	Annually, by 4/30 of each year	YES	NO
Bookings Report	Quarterly, within 45 days	YES	NO
Renewal Rate Report	Quarterly, within 45 days	YES	NO
A/R Aging	Monthly, within 45 days	YES	NO
A/P Aging	Monthly, within 45 days	YES	NO
Borrowing Base Certificate	Monthly, within 45 days	YES	NO
Intellectual Property Report	Quarterly, within 45 days
If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

FINAICIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED MONTHLY, DURING ANY COVENANT TEST PERIOD

Adjusted Revenue	$100,000,000.00	$	YES	NO
Cash at Bank	See Section 6.7(b)	$	YES	NO

EXPENDITURE COVENANTS	REQUIRED	ACTUAL	COMPLIES

Capital Expenditures	< $3,000,000.00 annually	$	YES	NO
Capitalized Software Expenses	< $10,000,000.00 annually	$	YES	NO

Exhibit E – Page 1

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

BANK USE ONLY

Rec’d By:
Date:
Reviewed By:
Date:

Financial Compliance Status:	YES/NO

Exhibit E – Page 2

SCHEDULE OF EXCEPTIONS

Macy’s LC Collateral Account (Exhibit A)

Account number 330731865 maintained by PowerReviews with Silicon Valley Bank, the balance of which shall not exceed $103,713.33

Permitted Indebtedness (Exhibit A)

American Express has issued an unsecured credit card to PowerReviews.

Reimbursement obligations in connection with that certain Irrevocable Standby Letter of Credit No. SVBSF006395, in the amount of $103,713.33, issued by Silicon Valley Bank in favor of PowerReviews’ sublandlord, Macy’s West Stores, Inc., which letter of credit shall not be extended, renewed or rolled over beyond the termination date of the Sublease Agreement dated as of June 9, 2010, between PowerReviews and Macy’s West Stores, Inc., which termination date is January 31, 2015.

Permitted Liens (Exhibit A)

Until January 31, 2015, Liens on the Macy’s LC Collateral Account.

Prior Names (Section 5.5)

PowerReviews, Inc.

Leadout Acquisition Corp.

Litigation (Section 5.6)

PowerReviews has, from time to time, received letters from customers REI, Dean &DeLuca, and Number 1 Direct relating to certain allegations made by Lodsys, LLC of patent infringement potentially relating to PowerReviews’ products (collectively the “Lodsys Claims”).

PowerReviews, and one of its customers Hayneedle, Inc., received a letter dated July 19, 2011 from Kelora Systems, LLC, relating to alleged patent infringement of Kelora’s patents (the “Kelora Claim”).

Subsidiaries (Section 5.10)

Subsidiaries

Bazaarvoice Ltd. (UK company)

Bazaarvoice AB (Swedish company)

Bazaarvoice Sarl (French company)

Bazaarvoice Pte Limited (Singapore company)

Bazaarvoice B.V. (Dutch company)

Bazaarvoice GmbH (German company)

PowerReviews, LLC

LongBoard Media, Inc.

Inbound Licenses (Section 5.12)

Master Software License, Support and Services Agreement Order Form between Endeca Technologies and PowerReviews dated as of June 29, 2006

Acquisition Legacy Accounts (Section 6.6)

Financial Institution	Account Number	Account Type	Approximate Balance as of 10/31/2012
Bank of America	000261770358	Checking	$827,000
Wells Fargo	9499-292176 & 9816-867494	Checking and Savings	$1,280,000

2

COMERICA BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To:	Comerica Bank

Re:	Loan #

You are hereby authorized and instructed to charge account No.                      in the name of LONGBOARD MEDIA, INC., for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

X Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

X Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

X Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

/s/ Stephen Collins	November 5, 2012
Borrower Signature	Date

ATTN:	BAZAARVOICE, INC. POWERREVIEWS, LLC LONGBOARD MEDIA, INC.

USA PATRIOT ACT

NOTICE

OF

CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of BAZAARVOICE, INC., a Delaware corporation (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following (insert title) of the Corporation is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations, jointly and severally with PowerReviews, LLC, a Delaware limited liability company and LongBoard Media, Inc., a Delaware corporation (individually and collectively, “Co-Borrower”), from Comerica Bank (“Bank”), under the terms of that certain Loan and Security Agreement dated as of July 18, 2007, as it may be amended from time to time;

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation and/or the Co-Borrower; and

(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s and/or Co-Borrower’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not.

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

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6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the certificate of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

Stephen Collins	Secretary/President	/s/ Stephen Collins

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on November 5, 2012.

/s/ Stephen Collins Secretary

Bazaarvoice, Inc.
The Above Statements are Correct.	By: /s/ Bryan Barksdale
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

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Limited Liability Company Authority to Procure Loans

As of November 5, 2012, the undersigned, being the sole member of the limited liability company named below, acknowledge, confirm and certify to Comerica Bank (“Bank”) that:

1.	POWERREVIEWS, LLC, a Delaware limited liability company (“Company”).

2.	Any (1) one of the following person(s):

NAME	TITLE	SIGNATURE

Stephen R. Collins	President and Secretary	/s/ Stephen R. Collins

Chris Lynch	VP Finance	/s/ Chris Lynch

is authorized to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations, jointly and severally with Bazaarvoice, Inc., a Delaware corporation and LongBoard Media, Inc., a Delaware corporation (individually and collectively, “Co-Borrower”), from Comerica Bank (“Bank”), under the terms of that certain Loan and Security Agreement dated as of July 18, 2007, as it may be amended from time to time;

(b)	Discount with the Bank, commercial or other business paper belonging to the Company made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Company, whether or not registered in the name of the Company;

(d)	Give security for any liabilities of the Company to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Company and/or the Co-Borrower; and

(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Company’s property and assets.

3.	The Bank is further authorized and directed to pay the proceeds of any such loans, advances or discounts as directed by the member(s) and/or manager(s) so authorized to sign, whether so payable to the order of any of such person(s) in his or her individual capacity or not, and whether such proceeds are deposited to the individual credit of any of such person(s) or not.

4.	This Authorization shall be effective (and Bank shall be entitled to rely fully on it) notwithstanding any contrary terms contained in any Company agreement now or hereafter adopted by the Company, and shall remain in full force and effect until the Company officially notifies the Bank to the contrary in writing (but said notice shall have no effect whatsoever on any action previously taken or any commitment previously entered into by Bank in reliance on this Authorization).

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5.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of this Authorization are ratified, confirmed and approved as the act or acts of the Company.

6.	If other persons become members or managers in the Company, the Company shall notify the Bank promptly in writing of any such changes. This Authorization is not a consent by the Bank to the adding of members or managers to the Company.

7.	PLEASE CHECK APPROPRIATE STATEMENT:

☒	The Company’s Certificate of Formation and Operating Agreement (copies of which have been provided to the Bank) are not inconsistent with this Authorization.

☐	The Company has not adopted an Operating Agreement; and the Company agrees that if it adopts an Operating Agreement in the future it will promptly deliver a copy of the same within ten (10) days of adoption thereof.

8.	The signature appearing below is the genuine, original signature of the sole member of the Company.

BAZAARVOICE, INC., a Delaware corporation

By:	/s/ Bryan Barksdale

Name:	Bryan Barksdale

Title:	Secretary

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Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of LONGBOARD MEDIA, INC., a Delaware corporation (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following President/CEO/CFO – VP Finance (insert title) of the Corporation is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations, jointly and severally with Bazaarvoice, Inc., a Delaware corporation, and PowerReviews, LLC, a Delaware limited liability company (individually and collectively, “Co-Borrower”), from Comerica Bank (“Bank”) under the terms of that certain Loan and Security Agreement dated as of July 18, 2007, as amended from time to time;

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation and/or any Co-Borrower to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s and/or any Co-Borrower’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not.

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the certificate of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

Stephen R. Collins	President/CEO/CFO	/s/ Stephen Collins

Chris Lynch	VP Finance	/s/ Chris Lynch

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on November 5, 2012.

/s/ Bryan Barksdale Secretary

The Above Statements are Correct.	/s/ Stephen Collins
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.